ADDENDUM TO CREDIT FACILITY AGREEMENT

This is an addendum to the Credit Facility entered into as of February 27th 1998 by and between Epsom Asset Management Ltd. (EAM) and CalciTech Ltd. dated the September 10th 2012.

Whereas, EAM has extended credit to the Company on the following new terms:

Amount	Three Million United States Dollars (USD 3,000.000)
Period	To November 30th 2013
Interest Rate	1.25%
Facility Fee	1% of the total value of the credit facility paid on renewal of the credit facility
Collateral	All shares held in its wholly owned subsidiary Calcitech Synthetic Minerals Ltd

It is agreed that all other terms and conditions of the Credit Facility remain the same. This addendum is a part of the whole agreement of the above referenced credit agreement.

By: ______________________

For Epsom Asset Management Ltd.
Steven Drayton
Director

By: ______________________

For CalciTech Ltd.
R.A. Leopard
Director

CALCITECH LTD

ADDENDUM TO 4.0% CONVERTIBLE DEBENTURE DUE 2011 as amended.

This first addendum to the above referenced debenture dated 31st December 2009, is effective as of the 31st December, 2011.

The below amendment has been effected by this addendum to the above agreement and it's earlier addendums to reflect the extension of the note to 31st March 2014.

Whereas, under section 1.1, the note shall be extended for a further term to 31st March 2014. All other terms and conditions of the agreement remain unchanged.

IN WITNESS WHEREOF, the Company has caused this first addendum to the 4% Convertible Debenture due 2011 to be duly executed by an authorized officer as of the date first above indicated.

FOR CALCITECH LTD

R A Leopard
President & CEO

Witnessed:

Antoine Ratsaphong,
Chief Accountant

CALCITECH LTD

ADDENDUM TO 1.75% CONVERTIBLE DEBENTURE DUE 2009 as amended.

This second addendum to the above referenced debenture dated 31st December 2009, is effective as of the 31st December, 2010.

The below amendment has been effected by this addendum to the above agreement and it's earlier addendums to reflect the extension of the note to 31st December 2012.

Whereas, under section 1.1, the note shall be extended for a further term to 31st December 2012. All other terms and conditions of the agreement remain unchanged.

IN WITNESS WHEREOF, the Company has caused this fourth addendum to the 5% Convertible Debenture due 2005 to be duly executed by an authorized officer as of the date first above indicated.

FOR CALCITECH LTD

R A Leopard
President & CEO
Debenture No. 21

Witnessed:

Antoine Ratsaphong,
Chief Accountant

CALCITECH LTD

ADDENDUM TO 1.75% CONVERTIBLE DEBENTURE DUE 2009 as amended.

This second addendum to the above referenced debenture dated 31st December 2009, is effective as of the 31st December, 2010.

The below amendment has been effected by this addendum to the above agreement and it's earlier addendums to reflect the extension of the note to 31st December 2012.

Whereas, under section 1.1, the note shall be extended for a further term to 31st December 2012. All other terms and conditions of the agreement remain unchanged.

IN WITNESS WHEREOF, the Company has caused this fourth addendum to the 5% Convertible Debenture due 2005 to be duly executed by an authorized officer as of the date first above indicated.

FOR CALCITECH LTD

R A Leopard
President & CEO
Debenture No. 22

Witnessed:

Antoine Ratsaphong,
Chief Accountant

CALCITECH LTD

ADDENDUM TO 1.75% CONVERTIBLE DEBENTURE DUE 2009 as amended.

This second addendum to the above referenced debenture dated 31st December 2009, is effective as of the 31st December, 2010.

The below amendment has been effected by this addendum to the above agreement and it's earlier addendums to reflect the extension of the note to 31st December 2012.

Whereas, under section 1.1, the note shall be extended for a further term to 31st December 2012. All other terms and conditions of the agreement remain unchanged.

IN WITNESS WHEREOF, the Company has caused this fourth addendum to the 5% Convertible Debenture due 2005 to be duly executed by an authorized officer as of the date first above indicated.

FOR CALCITECH LTD

R A Leopard
President & CEO
Debenture No. 23

Witnessed:

Antoine Ratsaphong,
Chief Accountant

CALCITECH LTD

ADDENDUM TO 1.75% CONVERTIBLE DEBENTURE DUE 2009 as amended.

This second addendum to the above referenced debenture dated 31st December 2009, is effective as of the 31st December, 2010.

The below amendment has been effected by this addendum to the above agreement and it's earlier addendums to reflect the extension of the note to 31st December 2012.

Whereas, under section 1.1, the note shall be extended for a further term to 31st December 2012. All other terms and conditions of the agreement remain unchanged.

IN WITNESS WHEREOF, the Company has caused this fourth addendum to the 5% Convertible Debenture due 2005 to be duly executed by an authorized officer as of the date first above indicated.

FOR CALCITECH LTD

R A Leopard
President & CEO
Debenture No. 24

Witnessed:

Antoine Ratsaphong,
Chief Accountant

CALCITECH LTD

ADDENDUM TO 1.75% CONVERTIBLE DEBENTURE DUE 2009 as amended.

This second addendum to the above referenced debenture dated 31st December 2009, is effective as of the 31st December, 2010.

The below amendment has been effected by this addendum to the above agreement and it's earlier addendums to reflect the extension of the note to 31st December 2012.

Whereas, under section 1.1, the note shall be extended for a further term to 31st December 2012. All other terms and conditions of the agreement remain unchanged.

IN WITNESS WHEREOF, the Company has caused this fourth addendum to the 5% Convertible Debenture due 2005 to be duly executed by an authorized officer as of the date first above indicated.

FOR CALCITECH LTD

R A Leopard
President & CEO
Debenture No. 25

Witnessed:

Antoine Ratsaphong,
Chief Accountant